EXHIBIT 3
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Industry Canada

                      Certificate of Amendment


Inouye Technologies (Canada) Inc.                 012009-0
_________________________________        ____________________________
Name of corporation                      Corporation number

I hereby certify that the articles of the above-named corporation were amended:

a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;

b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;

c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment; [X]

d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;

                                     December 15, 1999
       Director                      Date of Amendment

    Canada

_____________________________________________________________________

Consumer and Corporate Affairs Canada


                                FORM 4
                        ARTICLES OF AMENDMENT
                         (Section 27 or 177)


Canada Business Corporations Act
_____________________________________________________________________
1 - Name of Corporation           2 - Corporation No.

    Vescan Equities Inc.              0120090
_____________________________________________________________________

3 - The articles of the above-noted corporation are amended as follows:

1.  The name of the Corporation be changed from Vescan Equities
    Inc. to Inouye Technologies (Canada) Inc.

2.  Item 1 of the Articles of Continuance be amended to read:

    "Name of Corporation: Inouye Technologies (Canada) Inc."

3. The place in Canada where the registered office of the Corporation is to be situated be changed to the Greater
    Vancouver Regional District.

4.  Item 2 of the Articles of Continuance be amended to read:

    "The place in Canada where the registered ofice is to be situated:

    Greater Vancouver Regional District, British Columbia".

5. The 260,975,181 issued common shares in the capital stock of the Corporation be consolidated on a 110 to 1 basis into 2,372,501.65 shares, every 110 common shares before consolidation being consolidated into one common share.

6. The authorized capital of the Corporation is confirmed to be an unlimited number of common shares.

7.  Item 3 of the Articles of Continuance be amended to read:

    "The classes and any maximum number of shares that the Corporation is authorized to issue:

    An unlimited number of one class of common shares and the rights of the holders thereof are equal in all respects and include the rights:

(a)   to vote at any meetings of shareholders of the Corporation;

(b)   to receive any dividend declared by the Corporation; and

(c) to receive the remaining property of the Corporation on any dissolution.

_____________________________________________________________________
Date                Signature                Description of Office

                    /s/ Lonnie Hayward
Dec. 15, 1999       Lonnie Hayward           Director
_____________________________________________________________________

_____________________________________________________________________
FOR DEPARTMENTAL USE ONLY                    Filed

Corporation No.                              ____________________